UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2026

Hawkeye Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-56332	83-0799093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7401 Carmel Executive Park Drive, Suite 315 Charlotte, NC	28226
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 576-4953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐.

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this "Form 8-K/A") is an amendment to the Current Report on Form 8-K filed by Hawkeye Systems, Inc. with the Securities and Exchange Commission on July 22, 2026 (the "Original 8-K"). This Form 8-K/A is being filed to correct a typographical error in Item 3.02 of the Original 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2026, Hawkeye Systems, Inc. (the “Company”) entered into subscription agreements with 15 accredited investors (the “Purchasers”) for the sale of Common Stock Purchase Warrants (the “Warrants”), dated July 20, 2026, granting the Purchasers the right to purchase an aggregate of 14,000,000 shares of Company common stock, at a purchase price of $.01 per share. Each Warrant is exercisable, in whole or in part, at any time or times on or before December 31, 2026, at an exercise price of $.01 per share. The subscription agreements were entered as partial consideration pursuant to a financial advisory agreement entered into with ThinkEquity LLC.

The Warrants were offered and issued in reliance upon exemptions from registration provided by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws. Accordingly, none of the securities issued and to be issued related to the transactions included in this Item 3.02, were or will be registered under the Securities Act as of their respective dates of issuance, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Common Stock Purchase Warrant, by and between Hawkeye Systems, Inc. and Purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKEYE SYSTEMS, INC.

Date: July 23, 2026	By:	/s/ Quinton Byron Hamlett
	Name:	Quinton Byron Hamlett
	Title:	Chief Financial Officer

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